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                                                                    EXHIBIT 99.2


                          AMERICAN HEALTHWAYS ANNOUNCES
                     COMPREHENSIVE CARE ENHANCEMENT STRATEGY
               DESIGNED TO CLOSE THE GAPS IN HEALTH CARE SERVICES

            ALSO ANNOUNCES STRATEGIC ALLIANCES WITH JOHNS HOPKINS AND CAP GEMINI ERNST AND YOUNG; ACQUISITION OF EMPOWER HEALTH

NASHVILLE, Tenn., June 6, 2001 - American Healthways (Nasdaq: AMHC), the nation's largest provider of disease management services, today announced the launch of comprehensive Care Enhancement programming to extend and expand its industry-leading disease management services to all members of a health plan's population, not just those with chronic disease. The Company's new Care Enhancement strategy brings together potent new services for screening all members of an insurer's population and programs specifically designed to address the needs of people with 27 different health conditions. These programs utilize a significantly expanded arsenal of tools and technologies that will be fully integrated into American Healthways' proprietary PopulationWorks(SM) information platform and its call centers. The additional health conditions for which the Company is adding services include those that have a solid base of scientific evidence that supports providing specific clinical interventions that will both improve outcomes and reduce the costs of care.

"For at least the past ten years, America's health care system and those who measure its performance or pay for its services have been focused on controlling and counting units of service," said Thomas G. Cigarran, American Healthways' Chairman and CEO. "The

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result, as documented in the March 2001 Institute of Medicine (IOM) report,
Crossing the Quality Chasm: A New System for the 21st Century, is that significant gaps in care have emerged, adherence to evidence-based standards of care is poor and costs are once again increasing at a double-digit rate.

"American Healthways has shown that comprehensive, outcomes-driven programming in support of patients and their physicians can improve health, improve both groups' satisfaction with the health care experience and, as a result, control cost. Our new Care Enhancement initiatives will enable us to provide those benefits across our customer health plans' total membership," Cigarran added.

Central to the success of the American Healthways' approach to outcomes-focused care is its use of skilled, extensively trained and highly empathetic nurses, dietitians and other health care professionals to establish person-to-person trust relationships with the patients and physicians supported by the Company's programs. These professionals, supported by the Company's proprietary PopulationWorks(SM) information system, work with patients and their physicians to establish Trust Channels(SM) that enable them to effectively improve individual and overall adherence to evidence-based standards of care in support of each physician's overall plan of care for each patient.

In conjunction with the launch, the Company also announced the acquisition of 100% of privately owned Empower Health for 115,000 shares of unregistered common stock and

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contingent consideration of up to 355,000 additional shares of unregistered common stock to be issued between October 2001 and September 2006, depending on the price of the Company's common stock for certain periods during that time frame. The acquisition will be recorded using the purchase method of accounting.

"The acquisition of Empower Health provides us with unique and extensive market research and seasoned executives who significantly strengthen our senior management team," Cigarran said. "Among the significant benefits Empower Health brings are significant prospective sales opportunities and other strategic relationships, as well as major strengthening of our sales and marketing capabilities. Together, these will greatly accelerate our implementation of the Care Enhancement strategy."

"After two years of extensive research, we were convinced a new model was needed for extending care beyond the current delivery system. This work included reviewing the activities of more than 370 companies worldwide that are involved in health care, and we found that American Healthways and Empower Health shared a vision," said Richard R. Rakowski, Empower Health's CEO, who becomes American Healthways' president with the acquisition. "We found strategies, technologies and alliance relationships that complemented American Healthways' strong disease management platform to support this new model. With all the pieces now in place, American Healthways can take its

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rightful place as a leader in the provision of Care Enhancement services that will, we believe, revolutionize patient care."

American Healthways has also entered into a strategic relationship with Cap Gemini Ernst and Young, the nation's largest health plan consultancy. This alliance will allow both companies to work actively together to further the adoption and implementation of the Care Enhancement strategy.

"Empower Health's strategy and extensive research, which we helped to develop and validate, demonstrated the significant and rapidly growing market demand for comprehensive care management services provided by a single supplier and delivered at scale," said David Plocher M.D., Vice President of the health care practice at Cap Gemini Ernst and Young. "This research identified American Healthways as the leading care management vendor with the infrastructure and technology to operate at the necessary scale, and management to respond effectively to this market demand. Cap Gemini Ernst & Young will be assisting American Healthways with strategy, technology, and operations assistance to accelerate its world-class care enhancement programs. The American Healthways business model for managed care organizations is to significantly reduce the medical loss ratio by improving medical outcomes of health plan members,

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enhance the customer service experience and help improve the market share and employer retention. The combination of the two organizations offers health plans a clear choice in their efforts to seek comprehensive solutions for their members and the physicians who care for them. We are pleased to have entered into an alliance relationship with American Healthways which we believe will be of significant benefit to our customers and theirs."

The acquisition of Empower Health is one of a series of acquisitions and alliances undertaken by American Healthways in support of its Care Enhancement strategy. The Company's recently completed acquisition of CareSteps.com Inc., introduced powerful new web-based applications and neural-net predictive modeling capabilities that will enable early identification and intervention in support of health plan members who, while not yet sick, are at risk for near-term health problems. In addition, the Company also announced today a strategic alliance with Johns Hopkins that will, among other activities, fund and establish an independent outcomes verification initiative to serve the entire care management industry.

"American Healthways and its patient-outcomes approach is the best-kept secret in health care today," said Becky Cherney, President and CEO of the Central Florida Health Care Coalition. "For years, I have been a strong proponent of outbound nurse-based care enhancement programs. American Healthways appears to have configured an effective combination of empathy, technology and scale on behalf of improved outcomes."

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While the impact of this transaction, the previously announced CareSteps acquisition and the implementation of American Healthways' Care Enhancement strategy are projected to reduce earnings in the fourth fiscal quarter by $.05 to $.06 per share prior to amortization expense associated with the acquisitions completed during the quarter, the Company is now prepared to give guidance estimates of $.80 to $.90 per share for fiscal 2002, before amortization expense associated with the CareSteps and Empower Health acquisition transactions. We expect, in spite of the significant additional investment represented by the two recent acquisitions, the fact that Empower Health brings no revenue stream, and the costs of the strategic alliances and the implementation of the Care Enhancement strategy, that better than projected sales in the last half of fiscal 2001, a strong sales pipeline and a major strengthening of our sales and marketing capabilities will enable us to meet or exceed current fiscal 2002 market expectations. Further, the Company believes that the implementation of its Care Enhancement strategy will increase our revenue and profit growth potential for fiscal 2003 and beyond.

American Healthways will hold an investor conference call and slide presentation to discuss the Company's recent acquisitions, other related alliances and initiatives, and the overall Care Enhancement strategy. The call will take place on Wednesday, June 6, 2001, beginning at 4 p.m. Eastern time and lasting approximately three hours. Investors will have the opportunity to listen to the conference call and view the slide presentation live over the Internet by going to www.americanhealthways.com and clicking INVESTOR

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RELATIONS or by going to www.streetevents.com events at least fifteen minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available at these web sites shortly after the call through the end of business on July 5, 2001. A telephone replay of the call will be available through June 8, 2001 by dialing 719/457-0820, confirmation number 732512.

This press release contains forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the Company's ability to execute new contracts for health plan disease management and care enhancement services; the risks associated with a significant concentration of the Company's revenues with a small number of health plan customers; the Company's ability to effect estimated cost savings and clinical outcome improvements under health plan disease management and care enhancement contracts and reach mutual agreement with customers with respect to outcomes and cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to effectively integrate new technologies such as those encompassed in its care enhancement initiatives into the Company's care management information technology

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platform; the ability of the Company to improve its health plan sales and marketing effectiveness as a result of the integration of Empower Health personnel into its existing management organization; the ability of the Company to implement its Care Enhancement strategy within the expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company's health plan operations; the ability of health plan customers to maintain the number of covered lives enrolled in their plans during the terms of the agreements between the health plans and the Company; the Company's ability to implement its backlog of contracted lives within time frames contemplated by the Company; the Company's ability to attract and/or retain and effectively manage the employees required to implement its agreements with hospitals and health plan organizations; and the impact of existing litigation involving the Company. The Company undertakes no obligation to update or revise any such forward-looking statements.

Nashville-based American Healthways (www.americanhealthways.com) is the nation's leading provider of specialized, comprehensive care enhancement services to health plans, physicians and hospitals. Through its product lines - DIABETES HEALTHWAYS(SM), CARDIAC HEALTHWAYS(SM), RESPIRATORY HEALTHWAYS(SM) AND MYHEALTHWAYS(SM) - the Company provides care enhancement programs to health plans with members in all 50

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states, the District of Columbia and Puerto Rico. The Company has contracts to serve more than 385,000 health plan equivalent lives. American Healthways also operates diabetes management programs in hospitals nationwide.

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Contact:
Cameron Fuller                                          Lori Wedel
Coltrin & Associates                                    Coltrin & Associates
(212) 221-1616                                          (212) 221-1616
Cameron_Fuller@coltrin.com                              Lori_Wedel@coltrin.com